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                          Independent Auditors' Consent



The Board of Directors
The Jundt Growth Fund, Inc. and Jundt Funds, Inc.:



We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "COUNSEL AND AUDITORS" in Part B of the Registration Statement.



                                                KPMG Peat Marwick LLP



Boston, Massachusetts
March 2, 1998